UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2022

ARENA FORTIFY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41046	86-2228751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
405 Lexington Avenue, 59th Floor
New York, New York 10174
(Address of principal executive offices, including zip code)
(212)
612-3205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	AFACU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	AFAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AFACW	The Nasdaq Stock Market LLC
Shares of Class A common stock underlying redeemable warrants included as part of the units	AFAC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 8, 2022, Arena Fortify Acquisition Corp. (the “Company”) held a special meeting of its stockholders (the “Stockholder Meeting”) to consider and vote upon a proposal (such proposal, the “Charter Amendment Proposal”) to permit the Company to liquidate and wind up early by amending the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (i) change the date by which the Company must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination from February 15, 2023 to December 9, 2022 (the “Amended Termination Date”), (ii) remove the Redemption Limitation (as defined in the Charter) to allow the Company to redeem shares of the Company’s Class A common stock, par value $0.0001 per share, initially included in the units sold as part of the Company’s initial public offering (“Public Shares”) notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001, and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the Trust Account (as defined in the Charter) prior to redeeming the Public Shares in connection with the Stockholder Meeting in order to pay dissolution expenses (such amendments to the Charter contemplated by the Charter Amendment Proposal, collectively, the “Charter Amendment”).
At the Stockholder Meeting, the stockholders of the Company approved the Charter Amendment Proposal. On December 8, 2022, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On December 8, 2022, the Company held the Stockholder Meeting to approve the Charter Amendment Proposal and, if necessary, an adjournment proposal (the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 16, 2022.
Holders of 16,608,348 shares of common stock of the Company held of record as of November 4, 2022, the record date for the Stockholder Meeting, were present in person or by proxy, representing approximately 77.02% of the voting power of all shares of the Company’s common stock outstanding as of the record date for the Stockholder Meeting, and constituting a quorum for the transaction of business. The voting results at the Stockholder Meeting with respect to the Charter Amendment Proposal (which was approved by the Company’s stockholders) were as follows:
The Charter Amendment Proposal

For	Against	Abstain
16,608,348	0	0
The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Stockholder Meeting to solicit additional proxies. As there were sufficient votes to approve the Charter Amendment Proposal, the Adjournment Proposal was not presented to stockholders and was not voted upon at the Stockholder Meeting.
In connection with the votes to approve the Charter Amendment, the holders of 17,199,049 Public Shares properly exercised their right to redeem their Public Shares (and did not withdraw their redemption elections) for cash at a redemption price of approximately $10.27 per share, for an aggregate redemption amount of approximately $176,566,159. Because the Company will not be able to complete an initial business combination by the Amended Termination Date, the Company is obligated to redeem the remaining Public Shares as promptly as possible, but not more than 10 business days after the Amended Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or about December 14, 2022. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless on the Amended Termination Date.

Item 7.01.	Regulation FD
On December 9, 2022, the Company issued a press release relating to, among other things, the Stockholder Meeting. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company.

99.1	Press Release, dated December 9, 2022.

104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 9, 2022

ARENA FORTIFY ACQUISITION CORP.

By:	/s/ Kieran Goodwin
Name:	Kieran Goodwin
Title:	Chief Financial Officer